SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Wachovia Corporation

(Exact name of registrant as specified in its charter)

North Carolina	56-0898180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-125271
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares, each representing a 1/40th interest in a share of Preferred Stock of Wachovia Corporation	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrants Securities to be Registered.

Wachovia Corporation (the “Company”) hereby incorporates by reference the description of its Series J Depositary Shares (the “Depositary Shares”) to be registered as set forth in the prospectus supplement dated December 18, 2007 in connection with its shelf registration statement on Form S-3 (SEC File No. 333-125271) which supplements the Company’s prospectus dated June 15, 2005, constituting part of shelf registration statement on Form S-3 (SEC File No. 333-125271) (the “Registration Statement”) filed on May 26, 2005.

Item 2. Exhibits.

4.1	Articles of Amendment of Wachovia with respect to the Preferred Stock, dated December 21, 2007 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K dated December 21, 2007 (the “8-K”)).

4.2	Deposit Agreement among Wachovia, U.S. Bank National Association and the holders from time to time of the Depositary Shares, dated as of December 21, 2007 (incorporated by reference to Exhibit 4.1 to the 8-K).

4.3	Form of Depositary Receipt for the Depositary Shares (included in Exhibit 4.1 to the 8-K which is incorporated by reference).

4.4	Form of certificate for the Preferred Stock. (incorporated by reference to Exhibit 4.3 to the 8-K).

SIGNATURE

Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WACHOVIA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Name:	Ross E. Jeffries, Jr.
Title:	Senior Vice President

Dated: January 3, 2008